                                                        EXHIBIT 10.11


                           BILLING SERVICES AGREEMENT

                                     BETWEEN

                           HBS BILLING SERVICES, LTD.

                                       AND

                              ---------------------


         THIS  AGREEMENT  is entered  into as of this ___day of  ________,  199_

between HBS Billing  Services,  Ltd. ("HBS"),  a Texas Limited  Partnership with headquarters located at 4242 Medical Drive, Suite 2100, San Antonio, Texas 78229

and   ________________________   ("Customer")  a_____________  Corporation  with

offices located at ____________________________________.



         WHEREAS,  Customer markets telecommunications services; and



         WHEREAS,  HBS is a provider of Billing and Collection  services for the telecommunications industry; and



         WHEREAS,  Customer  desires  to utilize  HBS'  Billing  and  Collection services;



         NOW,  THEREFORE,  in  consideration of the foregoing and other good and valuable consideration, the sufficiency of which the parties herein acknowledge,

the parties agree as follows:

                                       I.

                                   DEFINITIONS

         All terms and phrases  used within this  Agreement  shall be defined in accordance  with the  everyday  meaning used in the  telecommunication  industry unless such term has been defined in this Agreement.

                                       II.

                                      TERM



         The Agreement  shall be effective for an initial term  beginning on the effective  date shown above and ending on December  31st of the  following  year

(the "Initial  Term").  Unless  terminated in accordance  with the terms herein,

this  Agreement  shall  automatically  renew for  successive  one (1) year terms beyond its Initial Term until the earlier of (i)  termination as provided in the

Agreement,  or (ii)  December  31st of any year in which  notice  of  intent  to terminate  is given in writing by either  party on or before  October 1st of the same year.



                                      III.

                      BASIC BILLING AND COLLECTION SERVICES



         The following  describes the billing and  collection  services that HBS will provide to Customer:



3.1 HBS'S PREBILLING PROCESS.



         a.       Customer  will  submit  call  detail  records  only for  those

                  NPA-NXX's that are billable by the LEC's enumerated in Exhibit

                  B. Such records  will be submitted in the format  specified by

                  HBS.



         b.       HBS will reformat  Customer's  records into Electronic Message

                  Interface  ("EMI")  records as  required  by the LEC's  (Local

                  Exchange Carriers).



         c.       HBS will subject Customer's records to various Up-front Edits.

                  Records  failing  to pass  these  edits,  referred  to as "HBS

                  Up-front Rejects", will not be submitted to the LEC's.



         d.       HBS will  submit  records  passing the  Up-front  Edits to the appropriate LEC for Billing and Collection.  Submission to the

                  LEC's will take place within five (5) business days after HBS'

                  receipt of Customer records. Customer will be charged fees and reserves for such records as  enumerated in Exhibits A through

                  D of this Agreement at the then prevailing rates.



         e.       HBS will furnish Customer with a Commitment Report summarizing the records that were accepted and submitted to the LEC.



3.2 LEC BILLING PROCESS.



         a.       After  HBS  submits  Customer's  records  to the LEC,  the LEC subjects the records to detail  screening  and editing  tests.

                  Such  tests  are  referred  to as "LEC  Up-front  Edits",  and records  rejected  by the LEC as a result  of these  edits are referred to as "LEC Up-front Rejects".

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         b.       Records passing the LEC Up-front Edits are technically correct and  eligible  for billing by the LEC. The LEC notifies HBS of its  "Acceptance"  (i.e.  its  "Purchase")  of the records and provides an  accounting of the number and value of the records accepted.



3.3 LEC COLLECTION, SETTLEMENT AND PAYMENT PROCESS



         Generally,  forty to sixty days after LEC's  Acceptance  of  Customer's records,  the LEC will remit payment to HBS. The payment to HBS is typically net of "Settlement Items" such as:



         a.       LEC billing costs;



         b.       Unbillable records which passed the LEC Up-front Edit Process;



         c.       Adjustments issued to End Users by the LEC and by HBS;



         d.       Bad Debt Reserve Holdback;



         e.       Bad Debt Reserve Trueup;



         f.       Other  charges or credits made by the LEC under its  Agreement with HBS,  including but not limited to any fines or penalties or assements  whatsoever billed to HBS by the LEC attributable to the  Customer  based  on  customer  complaints,  regulatory complaints,  marketing  practices or based on any other act or omission by the Customer in  violation  of the LEC's  contract with HBS.



         Payments  from  LEC's  are  made  into an  FDIC  insured  bank  account established for the purpose of disbursing LEC remittances to the proper parties.



3.4 HBS'S SETTLEMENT PROCESS



         Within five (5) business days after funds are deposited  into HBS' bank account,  HBS will  prepare and  distribute  a  Remittance  Summary  listing all

Remittance  Advices  scheduled  for  payment and any HBS  invoices  that will be offset against them. Deductions will include:



         -   Service Fees (Exhibits A and D);

         -   Billing Costs (Exhibit B);

         -   Bad Debt Reserves (Exhibit C);

         -   HBS Reserve;

         -   Pass-through of chargebacks  and credits  invoiced to Customer as enumerated in Para 3.3 (b.) through Para 3.3 (f.) above ;

         -   Termination and Contingency Reserves (Section VI);

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         To the extent  possible,  HBS will chargeback (or credit)  customer for items related specifically to its end-user accounts. Where this is not possible,

customer will be chargedback  (or credited) with  settlement  items based on the relative volume that its chargebacks,  credits,  or shipment volumes bear to all

HBS customers' chargebacks, credits, or shipment volumes.



         The  Remittance  Summary that HBS will  distribute to Customer will set forth the date on which  HBS will  wire  funds to the  following  Customer  bank account:



         Account Name   __________________________________________



         Account #      __________________________________________



         Bank Name      __________________________________________



         City, State    __________________________________________



         ABA#           __________________________________________



         The  remittance  date will generally be on the last business day of the week and will be no longer than five (5)  business  days after HBS  receives the

LEC's payment.



3.5 INFORMATION REQUIRED FROM CUSTOMER PRIOR TO BILLING



         Customer will be required to provide the following  information  before submitting records for billing and collection:



         a.       Provider Information as set forth in Exhibit "F"

         b.       Service Information as set forth in Exhibit "G"

         c.       Completed HBS Questionnaire as set forth in Exhibit "H"



                                       IV.

                                 OTHER SERVICES



4.1 ENHANCED SERVICE RECORD BILLING



         a.       HBS  offers  billing  of  non-toll  telecommunication  records

                  ("Enhanced   Records")  to  the  extent   authorized   by  the

                  individual  LEC's. HBS will bill Enhanced Records for Customer in accordance with the terms specified in Exhibit D.



         b.       HBS's fee  schedule  for  Enhanced  Records  is  specified  in

                  Exhibit D.



         c.       LEC fee schedules for such billing are attached as Exhibit B-2 and are  subject  to  change  in  accordance  with  the LEC `s contract with HBS.

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4.2    OTHER SERVICES



         HBS  performs  services  other  than  Billing  and  Collection  for its customers  including  customer  service  inquiry,  LEC unbillable and adjustment processing and custom data processing reports.  Exhibits "A" through "D" specify the fees HBS will charge  during the contract term except that LEC Billing Costs and Bad Debt  Reserve  Holdbacks  (Exhibits  B and C) are  subject  to change in accordance with the LEC's contract with HBS.



                                       V.

                                    RESERVES



5.1 LEC BAD DEBT RESERVES AND BAD DEBT RESERVE TRUEUPS



         LEC Bad Debt Reserve Rates in effect at the date of this  Agreement and

Bad Debt Reserve policies are set forth in Exhibit C.



5.2 HBS RESERVE



         a.       HBS  will  deduct  1% of  Customer's  Accepted  Revenues  from settlements  in the first twelve  months of this  Agreement to protect itself against  abnormal levels of chargebacks  and/or

                  Bad Debt Trueups. This deduction is called the "HBS Reserve".



         b.       After  twelve  months  HBS  will  advise  Customer  of the HBS

                  Reserve deduction and Reserve balance that it will require for the next twelve months of the Agreement.



                                       VI.

                      TERMINATION AND CONTINGENCY RESERVES



         Customer  understands that LEC charges for Unbillable Records, Bad Debt

Trueups and Customer Adjustments frequently are not fully known to HBS or to the

LEC's for up to eighteen months after  Customer's  records are billed.  Customer also  understands  that Customer and HBS have a mutual interest in ensuring that adequate  Customer funds are available when such charges become known. To ensure that  sufficient  funds are  available  to repay  such  "Chargebacks",  HBS will require Reserves under the following circumstances:



         a.       Termination Reserve. At the termination of this Agreement,  or

                  -------------------

                  when  Customer's  Accepted  Revenue volume  declines by 25% or more  for a 30 day  period  compared  with  the  prior  90 day average Accepted Revenue volume, in either case, Customer will deposit with HBS an amount  equal to ten percent  (10%) of the prior 90 days gross Accepted  Revenues.  In



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                  addition,  HBS may  require  an  increase  in the  Contingency

                  Reserve as described in subparagraph b. below.



                  The Termination Reserve will be returned to Customer beginning in the  fourth  month  following  the  assessment  in  monthly amounts that cause the remaining  Termination  Reserve balance to equal the following percentages of the original assessment:



                                                     PERCENTAGE OF

                                                      THE ORIGINAL

                           MONTHS                      ASSESSMENT

                           ------                      ----------



                           1 to 3                         100%

                           4 to 6                          75%

                           7 to 15                         25%

                          16 to 18                         15%

                         19 and over              to be determined by HBS



                  Realized Chargebacks will reduce the monthly refund dollar for dollar.



         b.       Contingency  Reserve.   When  HBS,  in  its  sole  discretion,

                  determines  that it has  reason  to  suspect  that  Customer's

                  Chargebacks  over the next eighteen  month period will require funds  greater than Customer has  accumulated  in its Bad Debt

                  Reserves  and its  Termination  Reserve,  HBS may require such amount as it  determines  is  reasonably  needed to protect it from  future  Chargebacks.  The  Contingency  Reserve  will be returned to Customer at such time and in such  amounts as HBS,

                  in its sole  discretion,  determines is appropriate  under the circumstances.



                                      VII.

                                      TAXES



7.1 TAXES BILLED AND COLLECTED BY THE LEC'S



         a.       In the normal  course of the Billing and  Collection  process,

                  LEC's will bill and collect various  Federal,  state and local

                  taxes  and  tax-like   charges  on  HBS'  customers'   records

                  according  to their  understanding  of the  various  statutory requirements.



         b.       Each month the LEC's provide HBS an accounting of taxes billed and collected on behalf of HBS'  customers and remit  adequate funds to enable HBS to report and pay to each taxing authority the taxes they have determined are due.



                                     - 6 -
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         c.       As a service to HBS'  customers,  HBS will cause  consolidated tax returns to be prepared  and filed for records  accepted by the LEC's.  Customer  acknowledges that HBS prepares and files tax returns based solely on information  provided by the LEC's and makes no attempt to  independently  verify the accuracy or appropriateness of the LEC's accountings.



         d.       Customer  authorizes  HBS to combine  its taxes with other HBS

                  Customers' taxes in order to file  consolidated tax returns on its behalf. Customer agrees to indemnify and hold harmless, as set forth in Article  XI of this  Agreement,  in its  entirety regarding any tax-related services provided by HBS.



         e.       Customer  will advise HBS of any tax or tax-like  charges that it  believes  are  unique to  Customer's  products  that might otherwise be taxed at erroneous  rates by the LEC's.  HBS will evaluate  Customer's  proposed charges(s) and determine in its sole discretion regarding any request to the LEC to change its standard taxing  procedures.  HBS will cause the LEC's to bill

                  End Users for taxes when not  specifically  excluded  by their contract with HBS.



         f.       Customer  acknowledges and agrees that HBS is acting merely as

                  Customer's agent with respect to arranging for the billing and collection of taxes,  and in no event shall HBS be entitled to retain or  receive  from  Customer  (or from any End User) any statutory fee or share of taxes to which the person collecting the same may be entitled under applicable law.



7.2 TAXES NOT BILLED AND COLLECTED BY LEC'S



         Customer  acknowledges  that it is responsible  for reporting state and local taxes and tax-like  charges  applicable  to Message  Toll Service  ("MTS")

calls that  originate  and terminate in the same state but that are billed to an

End User in a different state. Taxes on such calls are known as "Foreign Taxes".



7.3 TAXES ON HBS AND LEC SERVICES



         Customer acknowledges that certain services performed by HBS and by the

LEC's  are  subject  to state and local  taxes.  HBS will add such  taxes to the amounts  due HBS under the terms of this  agreement  and cause  such taxes to be reported and paid to the appropriate taxing authorities.



                                      VIII.

                          INDEPENDENT CONTRACTOR STATUS



         In rendering services to Customer it is intended that HBS will function as an Independent Contractor. HBS will not:





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         a.       Assume any  responsibility  for the  manner in which  Customer conducts its business;



         b.       Be deemed an agent,  employee,  joint  venturer  or partner of

                  Customer;



         c.       Take title to  Customer's  records nor assume any liability or enjoy any  benefit  that may attach to the  ownership  of said records.  Customer  understands  that  under  terms of the LEC billing and  collection  agreements,  the LEC's will  purchase

                  Customer's records  simultaneously  with accepting them. While the billing and collections agreements belong to HBS, Customer agrees  that HBS will  serve as a  conduit  by which  title to

                  Customer's records are passed to the LEC's.



         Customer appoints HBS its  attorney-in-fact  to cause its records to be accepted  and  purchased  by the  LEC's,  to  collect  and hold LEC  remittances relating to the records, to disburse proceeds to Customer,  to cause taxes to be reported  and paid in  accordance  with  this  Agreement,  and to take all other actions  that HBS deems  necessary  to fulfill  its duties and  responsibilities under this Agreement. Customer hereby ratifies and confirms all that HBS does in good faith to fulfill its duties and responsibilities hereunder.



                                       IX.

                       HBS REPRESENTATIONS AND OBLIGATIONS



9.1) HBS hereby represents and warrants to Customer as follows:



         a.       HBS  is  a  duly  registered  Limited   Partnership,   validly

                  existing,  and in good standing under the laws of the State of

                  Texas,  and has the power  and  authority  to enter  into this

                  Agreement and to perform its obligations hereunder.



         b.       Neither the  execution  and delivery of this  Agreement by HBS nor the performance by HBS of its  obligations  hereunder will

                  (i)  conflict  with or result in a breach of any  provision of the Articles of Partnership of HBS, (ii) result in a violation

                  of  or  default  under  any  of  the  terms,  conditions,   or

                  provisions of any material license, agreement, lease, or other obligation  to which HBS is a party or by which it is bound or

                  (iii) violate any material order,  writ,  injunction,  decree,

                  statue,   rule,  or  regulation   applicable  to  HBS  or  its

                  properties or assets.



         c.       EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT,  HBS

                  ------ -- --------- --------- -------- -- ---- ----------  ---

                  MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, TO

                  ----- -- --------------- -- ----------  ------- -- -------- --

                  CUSTOMER OR TO ANY OTHER PERSON,  INCLUDING WITHOUT LIMITATION

                  -------- -- -- --- ----- -------  --------- ------- ----------

                  ANY  WARRANTIES  REGARDING  TITLE  TO OR THE  MERCHANTABILITY,

                  ---  ----------  ---------  -----  -- -- ---  ----------------

                  SUITABILITY, ORIGINALITY, FITNESS FOR A PARTICULAR PURPOSE, OR

                  ------------ ------------ ------- --- - ---------- -------- --

                  OTHERWISE

                  ---------

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                  IRRESPECTIVE  OF ANY  PREVIOUS  COURSE OF DEALING  BETWEEN THE

                  ------------  -- ---  --------  ------ -- -------  ------- ---

                  PARTIES  OR  CUSTOMER  OR  USAGE  OF  TRADE  OF ANY  SOFTWARE,

                  -------  --  --------  --  -----  --  -----  -- ---  ---------

                  SERVICES, OR MATERIALS PROVIDED UNDER THIS AGREEMENT.

                  --------- -- --------- -------- ----- ---- ---------



         d.       That this Agreement  constitutes a legal,  valid,  and binding agreement of HBS,  enforceable  against HBS in accordance with its terms.



                                       X.

             CUSTOMER'S REPRESENTATIONS, WARRANTIES AND OBLIGATIONS



10.1 CUSTOMER HEREBY REPRESENTS AND WARRANTS TO HBS AS FOLLOWS:



         a.       Customer  is duly  organized,  validly  existing,  and in good standing under the laws of its state of  organization  and has the power and  authority to enter into this  Agreement  and to perform its obligations hereunder.



         b.       Neither  the  execution  and  delivery  of this  Agreement  by

                  Customer nor the  performance  by Customer of its  obligations hereunder  will (i) conflict with or result in a breach of any provision of the  organizational or other governing  documents of Customer,  (ii) result in a violation  of or default  under any of the terms,  conditions,  or  provisions of any material license,  agreement,  lease,  or  other  obligation  to  which

                  Customer  is a party or by which it is bound or (iii)  violate any material order, writ, injunction,  decree,  statute, rule,

                  or  regulation  applicable  to Customer or its  properties  or assets.



         c.       Customer   has  filed  all  tariffs  and  has   obtained   all

                  governmental  and regulatory  authorizations,  approvals,  and other  consents,  all of which are in full  force and  effect,

                  that are required by law or any Governmental Authority for the provision  by Customer of  telecommunications  services to End

                  Users.



         d.       Customer's  EMI  billing  records  submitted  pursuant to this

                  Agreement  are not  subject  to any  other  valid or  existing billing  and  collection  agreement,  and have not been billed previously  and will not be billed by another party  following submission to HBS.



         e.       All information contained in the HBS Questionnaire is true and accurate in all respect.



10.2 CUSTOMER HEREBY ACKNOWLEDGES THE FOLLOWING OBLIGATIONS:



         a.       This  Agreement  constitutes  the legal,  valid,  and  binding

                  agreement  of  Customer,   enforceable   against  Customer  in

                  accordance  with its terms,  except as the same may be limited by  bankruptcy,  insolvency,

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                  reorganization,  moratorium,  or similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.



         b.       Customer  shall  limit the number of EMI  billing  records for

                  Casual  Zero  Plus  telephone  traffic  to not  more  than ten percent  (10%) of the total EMI billing  records  submitted to

                  HBS in any given transmission.



         c.       Customer will:



                  i.       Obtain  and   maintain  all   licenses,   franchises,

                           privileges,     permits,    consents,     exemptions,

                           certificates,   registrations,   orders,   approvals,

                           authorizations  and similar documents and instruments

                           (collectively,   the   "Certifications")   that   are

                           required  by  any   Governmental   Authority   having

                           jurisdiction  over the  business  and  operations  of

                           Customer, and



                  ii.      Comply  with  all  laws  and  all  applicable  rules,

                           regulations    and   other    requirements   of   any

                           Governmental Authority, and



                  iii.     Comply with all rules and  requirements  of the LEC's

                           in  whose  jurisdiction  records  are  submitted  for

                           billing and collections.



                  iv.      Update   the  HBS   Questionnaire   and   any   other

                           information required of Customer under this Agreement

                           within  five (5) days of each  written  request  from

                           HBS.



                  Customer will, upon execution of this  Agreement,  provide HBS with a copy of each Certification or other written evidence of compliance with such  requirements by Customer.  Customer will promptly notify HBS in writing of any  expiration,  amendment,

                  or renewal of any such Certification.  Customer will comply in

                  all  respects  with  the   Certifications   and  laws,  rules,

                  regulations,   and  other  requirements  of  any  Governmental

                  Authority  related  thereto.  HBS may terminate this Agreement upon  failure of  Customer to obtain or maintain in full force and effect, or to comply with any such Certification.



         d.       Customer  will  designate the name of, and at all times during

                  the    Term,    maintain    a    representative     ("Customer

                  Representative")  who  will  be  an  officer  or  employee  of

                  Customer  and who  will be  authorized  to act as the  primary point of contact for HBS in dealing with Customer with respect to the  Services.  Customer  will notify HBS in writing of any change in the person acting as the Customer  Representative at least ten days prior to the effectiveness of such change.  The

                  Customer  Representative  will be  responsible  for directing,

                  insofar  as HBS  is  concerned,  all  activities  of  Customer affecting the provision of HBS services.  HBS will be entitled to rely upon any  instructions or information  provided to HBS

                  by   the   Customer

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                  Representative or other Customer representative,  and HBS will incur no liability in so relying.



         e.       Customer  will  inspect and review all reports and  remittance information  prepared  by  HBS  and  will  notify  HBS  of its rejection of any incorrect reports and remittance  information within  thirty  (30) days after  receipt  thereof.  Failure to

                  reject  any  such  report  or  information   will   constitute

                  acceptance thereof, and waiver of any objections thereto.



         f.       Customer will be required to employ one of the following forms of authorization as to each record submitted for billing:



                  i.       Independent Third Party Verification, or



                  ii.      Written Letter of  Authorization  or Sales Order,  or

                           Voice recording of telephone sales  authorization  if

                           allowed by law in the jurisdiction(s) being served as

                           a substitute or supplement to independent third party

                           verification.



         A valid authorization must include:



                  i.       The  name,   address  and  telephone  number  of  the

                           consumer.



                  ii.      Assurance that the consumer is qualified to authorize

                           billing.



                  iii.     A description of the product or service.



                  iv.      A description of the applicable charges.



                  v.       An explicit consumer  acknowledgment that the charges

                           for  the  product  or  service  will  appear  on  the

                           telephone  bill and acceptance by the consumer of the

                           offer.



         g.       Customer  will comply with all numbered HBS Policy  Statements as issued during the contract period, and each such HBS Policy

                  Statement  shall be deemed to be a part of this contract as if fully set forth herein.  Customer  acknowledges receipt of all numbered HBS Policy Statements issued as of the effective date of this contract, if any, and agrees to be bound by same.



10.3 INDEMNITY



         Customer shall indemnify and hold harmless HBS from and against any and all losses, claims, damages,  liabilities or lawsuits asserted by third parties  and/or  Customer  or to which HBS may become  subject,  and to reimburse HBS for any legal or other  expenses  (including  the cost of any  investigation  and  preparation)

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         incurred by HBS, whether or not resulting in any liability,  based upon the Agreement  and related  Exhibits  and/or  arising out of Customer's breach of any  representation,  warranty or obligation provided in this

         Agreement.



                                       XI.

                             LIMITATION OF LIABILITY



11.1 LIMITATION OF LIABILITY



         a.       LIMITATION OF LIABILITY.  Excluding gross negligence, HBS will

                  -----------------------

                  not be liable to Customer or to any third party for any actual

                  or  exemplary   damages  or  lost   profits,   lost   savings,

                  professional  fees,   incidental  or  consequential   damages,

                  arising  out of acts or  omissions,  including  any  mistakes,

                  accidents  or errors in  performance  by HBS,  which relate to this Agreement or the goods and services provided hereunder.



         b.       CORRECTION OF ERRORS. HBS will use its best efforts to correct

                  --------------------

                  any alleged acts or  omissions as described  above in a timely fashion upon written notice from Customer,  although HBS shall not be liable  for  specific  performance  or in any other way become  liable to Customer  for any of the acts,  omissions or losses stated above as a result of its correction  efforts. In

                  this  regard,   HBS  will   reprocess  or  resubmit   records,

                  recalculate  sums receivable or payable,  or refile returns as needed  (but not more  than  once as to each  such  corrective action), but HBS does not guarantee its correction effort, nor does HBS  represent  or warrant  that all acts or omissions as described  above will be corrected.  Customer  agrees that its sole remedy for any of the above  referenced acts or omissions or losses shall be limited to the corrective actions described herein.



         c.       LIMITED  WARRANTY.  THE  EXPRESS  WARRANTIES  STATED  IN  THIS

                  -----------------

                  AGREEMENT  REGARDING  CORRECTIVE  ACTION BY HBS ARE IN LIEU OF

                  ANY OTHER WARRANTIES, EXPRESS OR IMPLIED OR STATUTORY, AND HBS

                  MAKES NO OTHER WARRANTY,  EXPRESS OR IMPLIED OR STATUTORY,  AS

                  TO THE DESCRIPTION, QUALITY, MERCHANTABILITY,  COMPLETENESS OR

                  FITNESS OF ITS SERVICES,  ALL OF WHICH  WARRANTIES  ARE HEREBY

                  EXCLUDED AND DISCLAIMED.



         d.       REMEDY FOR GROSS  NEGLIGENCE.  Customer further agrees that in

                  ----------------------------

                  the event of gross  negligence  on the part of HBS,  the total amount  of  damages  for all  purposes,  (including  actual or

                  exemplary   or   consequential   or   incidental   damages  or

                  professional  fees),  will not exceed,  in the  aggregate,  an amount  equal to the total  charges for  services  paid to HBS during  the  three  month  period  immediately  preceding  the occurrence  of the event,  act or omission  giving rise to the claim.  Any action or claim by Customer  for gross

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                  negligence must be made within three months of the event,  act or omission giving rise to such claim.



         e.       HOLD  HARMLESS  AND  INDEMNITY.  Customer  and  HBS  expressly

                  ------------------------------

                  acknowledge  that  HBS'  limited  liability   described  above

                  represents the  understanding of how the risks and liabilities between  Customer  and HBS are to be  allocated.  The  parties reached this understanding by weighing the fees charged by HBS for its  services  under this  Agreement  against the recovery that  Customer  would be  entitled to in the event that any of the acts, omissions or losses described above were to occur.





                                      XII.

                             DEFAULT AND TERMINATION



12.1 DEFAULT



         Default hereunder shall be:



         a.       Failure  to  make  any  payment  when  due  and  such  failure continues for ten (10) business days after written notice;



         b.       Breaches of any duties or  obligations  under this  Agreement,

                  provided  that o the extent  that LEC and/or  regulatory  time constraints permit, Customer will be provided thrity (30) days written notice from HBS to cure any such breach or default.



         c.       Customer elected to perform primary customer service functions but  failed  to  perform  in  accordance  with  the  standards specified in Exhibit E;



         d.       A party files for bankruptcy,  is declared bankrupt, or is the

                  subject   of  any   proceedings   relating   to   liquidation,

                  insolvency,  or for the  appointment  of a receiver or similar officer for such a party,  makes an assignment for the benefit of all or substantially  all of its creditors,  or enters into an agreement for the composition,  extension,  or readjustment of all or substantially all of its obligations;



         e.       HBS reasonably  determines  that Customer's  marketing  and/or business practices damage HBS' business reputation;



         f.       Customer  misrepresents its product or its manner of marketing or sales verification processes.



         g.       Breach of any covenant,  condition or represenation  contained in any Exhibit to this Agreement.

         If either  party  defaults in the  performance  of any of its duties or obligations  under this Agreement and does not cure such default within the time allowed  herein above,  then the  non-defaulting  party shall have the following rights and remedies by giving written notice to the defaulting party:



         1.       To terminate this Agreement immediately;



         2.       To  declare  all  amounts  due  under the  Agreement  from the defaulting party to be immediately due and payable;



         3.       To seek damages,  except as limited per this  Agreement,  from the defaulting party;



         4.       To obtain  all  rights and  remedies  allowed  by the  Uniform

                  Commercial Code;



         5.       To seek  injunctive  relief to enforce the Agreement or obtain equity from the defaulting party.



         6.       To invoke any remedy provided for in Exhibits attached to this

                  Agreement.



12.2 REGULATORY OR FORCE MAJEURE EVENTS.



         Either  party shall be excused  without  penalty  from  performing  the services  contemplated  by this  Agreement if for a period not to exceed  thirty

(30)  consecutive  days per event  either  party is unable to perform the duties specified in this Agreement because:



         a.   Governmental  enactment or  interpretation  of any statute,  rule,

              regulation,  judgment,  order or similar impediment to performance of the services  contemplated by this Agreement materially affects the risks or financial results that were reasonably anticipated at the date this Agreement was executed;



         b.   Acts  of  God,  acts  or  omissions  of  the  other  party,  civil hostilities,  court  orders,  third party acts or  nonperformance,

              utility or  telecommunications  failures or any other cause beyond the reasonable control of Customer or HBS. Such events will not be considered  grounds  for  termination  of  this  Agreement  if the

              affected   party  can   reasonably   be  expected  to  resume  its

              contractual  obligations  within thirty (30) days from the date of the event.



         c.   Unilateral  changes or  amendments  by any LEC to a contract  upon which HBS relies to provide  services to Customer,  including  any amendment proposed by the LEC which, if not accepted by HBS, could result  in  termination  or  early  cancellation  of any  contract between LEC and HBS.

                                      XIII.

                         REMEDIES AND DISPUTE RESOLUTION



13.1 REMEDIES OF HBS.



         The parties  specifically  agree that any breach of this  Agreement  by

Customer  which results in a violation of state or federal laws or  regulations,

or constitues a breach or event of default on the part of HBS under any contract with any LEC, will be difficult to  compensate  in damages and would  jeopardize the ability of HBS to continue  providing  services  to other  customers.  It is agreed,  therefore, that in event of such material breach of this Agreement, HBS shall be entitled to seek and obtain injunctive or any other relief available in a court having appropriate jurisdiction without further proof than as offered in this  paragraph,  and that the sum of $10,000 shall be good and sufficient  bond for such relief.



         Notwithstanding  this  paragraph,  HBS may also  elect any or all other remedies available, including actions for damages, at law or in equity.



13.2 ARBITRATION AT SOLE OPTION OF HBS.



         Any  controversy  between  the  Parties to this  Agreement  may, at the election and written  request of HBS, be settled by  arbitration in San Antonio,

Texas,  in  accordance  with the  Commercial  Arbitration  Rules of the American

Arbitration Association.  The award of the arbitrators, or of a majority of them shall be final and judgment upon the award rendered may be entered in any court,

state  or  federal,   having  jurisdiction.   Arbitrable  disputes  include  any

controversy or claim between the Parties,  including,  without  limitation,  any claim based on contract,  tort,  or statute,  arising out of or relating to this

Agreement or any transaction related to this Agreement.  HBS may serve a written demand for  arbitration  to any and all opposing  Parties  within 180 days after dispute has arisen or within 30 days after HBS receives  service of process from any court or regulatory body of competent  jurisdiction  relating to Customer. A dispute is defined as having arisen upon receipt of a written  demand or service of judicial process.  Failure to serve a demand for arbitration  within the time specified  above shall be deemed a waiver of HBS right to compel  arbitration of such claim.



         Customer  and HBS will each bear its own fees,  costs,  and expenses of

the  arbitration,   including,  without  limitation,  its  own  legal  expenses,

attorney's  fees, and costs of all experts and witnesses.  The parties will each be severally  responsible for one-half of the fees,  costs,  and expenses of the

Arbitration Panel.  Notwithstanding the foregoing,  if the claim of either party is upheld by the  Arbitration  Panel in all material  respects,  the Arbitration

Panel may  apportion  between  the  parties  as the  Arbitration  Panel may deem equitable the costs incurred by the prevailing party.



         When  invoked  by HBS in  writing,  and except  with  regard to matters involving any action  necessary to enforce the award of the  Arbitration  Panel,

the parties agree that the
provisions of this Section are a complete defense to any suit,  action, or other proceeding  instituted in any court or before any  administrative  tribunal with respect to any dispute,  controversy,  or claim  arising  under or in connection with this Agreement or the provision of services by HBS. Nothing in this Section will  prevent HBS from  exercising  its rights to  terminate  this  Agreement in accordance with the terms of this Agreement.



                                      XIV.

                                     NOTICES



         Any written notice,  demand or request,  required or authorized by this

Agreement,  shall be  deemed  properly  given to or  served  on HBS if mailed by

United States mail, certified, return receipt requested to:



              HBS Billing Services, Ltd. (Attn. Rick Box)

              4242 Medical Drive, Suite 2100

              San Antonio, TX    78229



         Any written notice,  demand or request,  required or authorized by this

Agreement,  shall be deemed properly given to or served on Customer if mailed by

United States mail,  certified,  return receipt  requested or sent via facsimile transmission to:





         Address:















         Fax:





                                       XV.

               DISCLOSURE TO REGULATORS AND RELATED PARTIES BY HBS

                               AND MEDIA RELEASES



15.1     Customer  agrees that the following  information  regarding  Customer's account  may be  shared  with any  member  of the  Coalition  to Ensure

         Responsible  Billing practices  and,upon  request,  with any LEC or any state or federal law regulatory or law enforcement agencies:



         a.   Identifying  information  with respect to  Customer's  account and

              programs  if  terminated   for  cause  or  terminated   while  any

              investigation by any private or
              public  entity  regarding  violation  of state or federal  laws or regulations or contractual restrictions under any contract between

              HBS and any LEC.



         b.   A  description   of  specific   practices   relating  to  possible

              violations of state or federal laws or  regulations or contractual restrictions  under any contract between HBS and any LEC that have been observed in Customer's account or otherwise  disclosed to HBS by Customer and any corrective or remedial action regarding same.



         c.   Aggregate  data with regard to  complaints  filed with federal and state  government  authorities  or LECs  received by HBS regarding

              Customer.



         d.   Copies of this agreement and all correspondence relating to same.



15.2     All public  announcements  by either of the  parties  relating  to this

         Agreement  except  for  announcements   intended  solely  for  internal

         distribution  to directors,  officers and employees or any  disclosures

         required   by  legal,   accounting,   regulatory   or  stock   exchange

         requirements  beyond the  reasonable  control of such  parties  will be coordinated  with and  approved  by both  parties  prior to the release thereof.



                                      XVI.

                                  SEVERABILITY



         If any  provision  of this  Agreement is declared  judicially  invalid,

unenforceable or void, such decision will not have the effect of invalidating or voiding the  remainder of this  Agreement,  it being the intent and agreement of the  parties  that this  Agreement  will be deemed  amended  by  modifying  such provision  to the extent  necessary  to render it valid,  legal and  enforceable while  preserving  its intent.  If such  modification  is not possible,  another provision  that is legal and  enforceable  and that achieves the same  objective will be substituted.



                                      XVII.

                                     WAIVERS



         No delay or omission on the part of any party in  exercising  any right or privilege under this Agreement will operate as a waiver thereof.



                                     XVIII.

                                ENTIRE AGREEMENT



         This Agreement (including schedules and exhibits hereto) constitute the

entire   agreement   between   the  parties   and   supersedes   all  prior  and

contemporaneous agreements and understandings,  whether written or oral, between the parties. There are no representations, understandings or agreements relating to this Agreement that are not fully expressed herein.

                                      XIX.

                                   ASSIGNMENT



         This  Agreement  shall be binding  upon and inure to the benefit of the parties hereto and their respective  successors and assigns,  however,  Customer shall not have the  right to  assign or  transfer  its  obligations  under  this

Agreement  without the prior written  consent of HBS, which consent shall not be unreasonably withheld.



                                       XX.

                           NO THIRD PARTY BENEFICIARY



         This  Agreement  will be binding  upon and inure to the  benefit of the parties to this  Agreement and their  respective  successors  and assigns.  This

Agreement is not  intended,  nor will it be  construed,  to create or convey any right upon any entity not a party to this Agreement. HBS will not be responsible for the services provided hereunder to any party other than Customer.



                                      XXI.

                             GOVERNING LAW AND VENUE



         This Agreement  shall be deemed to be a contract made under the laws of the State of Texas, and the construction, interpretation and performance of this

Agreement and all transactions  hereunder shall be governed by the civil laws of such state,  except  those laws  regarding  choice of law which would  result in application of the law of another jurisdiction. Venue for any action arising out of or related to this Agreement or the conduct of the parties hereunder shall be fixed in Bexar County, Texas by agreement of the parties.



                                      XXII.

                                    HEADINGS



         The  Article  and  Paragraph   headings  in  this   Agreement  are  for

convenience of reference only and in no way define,  extend,  or describe any of the terms herein or affect the meaning or  interpretation  of the  provisions of this Agreement.



                                     XXIII.

                                 CONFIDENTIALITY



         Each party agrees that all  confidential  information and trade secrets communicated  to it by the other  party will be deemed to have been  received in strict  confidence  and will be used only for the  purposes of carrying  out the prior written  consent of the other party.  Neither party will disclose any such information received from the other party.

                                      XXIV.

                                  COUNTERPARTS



         This Agreement may be executed in multiple counterparts,  each of which will be deemed an original and all of which taken  together will  constitute one instrument.



                                    * * * * *





















         IN WITNESS  WHEREOF,  the parties have duly executed and delivered this

Agreement as of the date first set forth above.



CUSTOMER:                                   HOLD BILLING SERVICES, LTD.

                                            d/b/a HBS Billing Services, Ltd.



_______________________________             By: Avery-HBS, Inc.

                                                Its: General Partner







By: ____________________________            By: ___________________________

                                                      Rick Box



Title:  __________________________          Title:   Vice President